AMENDMENT NO. 2 TO
ADVISORY SERVICES AGREEMENT

AMENDMENT NO. 2 TO ADVISORY SERVICES AGREEMENT, effective as of January 1, 2005, by and between BERKSHIRE INCOME REALTY, INC., a Maryland corporation (the “Company”), and BERKSHIRE PROPERTY ADVISORS, L.L.C., a Delaware limited liability company (the “Advisor”).

W I T N E S S E T H:

WHEREAS, the Company and the Advisor entered into that certain Advisory Services Agreement dated as of January 9, 2003, as amended (the “Advisory Agreement”); and

WHEREAS, the parties are desirous of amending certain provisions of the Advisory Agreement, all upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Section 9 of the Advisory Agreement shall be and hereby is amended by adding a paragraph (e) to the end of the section to read as follows:

(e) Construction Management Fee. Subject to Section 9(c), for construction management services rendered to the Company by the Redevelopment Division of the Advisor, payable on the last business day of each month in an amount equal to 7.5% of amounts incurred in connection with capital and rehabilitation project costs greater than $15,000 and up to $10,000,000, and in an amount equal to 5% of amounts incurred relating to capital and rehabilitation project costs greater than $10,000,000. The obligation to pay this fee shall cease upon the completion of a capital and rehabilitation project and shall not be charged on capital items which are expensed on property income statements as normal operations capital or those items capitalized on the balance sheet; nor will it include professional services such as legal, architectural, design and collateral material service fees.

Except as specifically set forth herein, the Advisory Agreement remains in full force and effect without modification, and the parties hereto hereby ratify and affirm the Advisory Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment, to take effective as of the 1st day of January, 2005, as a sealed instrument.

BERKSHIRE INCOME REALTY, INC.	BERKSHIRE PROPERTY ADVISORS, L.L.C.

By:_/s/ David C. Quade_______________	By:_/s/ Douglas Krupp____________________
David C. Quade    Douglas Krupp
President        Chairman